UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

7720 Paragon Road Dayton, Ohio	45459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Commons stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of REX American Resources Corporation was held on June 16, 2021, at which the following matters were submitted to a vote of shareholders. Final voting results are shown below.

1.	Election of eight directors. The shareholders elected each of the eight nominees to the Board of Directors for a one year term by a majority of votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes
Stuart A. Rose	4,078,654	379,186	220	0
Zafar Rizvi	4,313,026	144,364	670	0
Edward M. Kress	3,841,176	615,976	908	0
David S. Harris	3,793,587	663,565	908	0
Charles A. Elcan	2,568,258	1,888,894	908	0
Mervyn L. Alphonso	3,998,679	458,473	908	0
Lee Fisher	4,300,434	156,618	1,008	0
Anne MacMillan	4,306,215	150,937	908	0

2.	Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
4,357,699	96,244	4,117	0

3.	Amendment to amended certificate of incorporation to authorize a new class of preferred stock.
For	Against	Abstain	Broker Non-Votes
889,644	3,565,066	3,350	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 21, 2021	By:	/s/ DOUGLAS L. BRUGGEMAN
Name: Douglas L. Bruggeman
Title: Vice President - Finance, Chief Financial Officer and Treasurer